UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

AYTU BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 21, 2023, the Audit Committee (the “Audit Committee”) of the Board of Directors of Aytu BioPharma, Inc. (“Aytu”), in consultation with Aytu’s management, concluded that Aytu’s interim unaudited consolidated financial statements as of and for the fiscal quarter ended September 30, 2022 (the “Affected Financial Statements”) should be restated for the reasons described below and, accordingly, that such previously issued financial statements should no longer be relied upon due to the misclassification of certain of Aytu’s outstanding warrants as components of equity instead of as liabilities. As a result of the misclassification an adjustment to increase total liabilities by $5.6 million and decrease shareholder's equity by $3.4 million as well as a reduction of the net loss for the three months ended September 30, 2022 by approximately $2.2 million as the result of a gain from the fair value adjustment of the derivative warrant liabilities. Aytu concluded that the impact of this misclassification of outstanding warrants was not material to the Form 10-Q for the three months ended March 31, 2022 nor to the Form 10-K for the fiscal year ended June 30, 2022.

Aytu’s management expects to file an amendment on Form 10-Q/A to Aytu’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the “Amendment”), to restate the Affected Financial Statements to reflect the classification of the warrants as liabilities and revise related information. Under this approach, Aytu’s financial statements issued before the Affected Financial Statements would not be amended, but financial statements presented in future filings would be adjusted to correct the error identified and be consistent with the presentation for the unaudited interim financial statements reflected in the Amendment. Promptly after the filing of the Amendment, Aytu’s management expects to file Aytu’s Form 10-Q for the quarter ended December 31, 2022 (the “Second Quarter 10-Q).

Aytu’s management is seeking to file the Amendment and the Second Quarter Form 10-Q as soon as practicable. Going forward, unless Aytu amends the terms of its warrant agreement, Aytu expects to continue to classify the warrants as liabilities, which would require Aytu to incur the cost of measuring the fair value of the warrant liabilities, and which may have an adverse effect on Aytu’s results of operations. Additionally, as a result of the identification of this error, Aytu has concluded that a material weakness exists in its internal control over financial reporting. Aytu is actively working to remediate the material weakness.

Aytu’s management and its Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with its former independent registered public accounting firm and Plante & Moran, PLLC, who were the auditors at the time the Form 10-Q was originally filed on November 14, 2022. Management has also discussed the matters disclosed in this Current Report with the current independent registered accounting firm who were appointed on December 12, 2022, and who has not performed any procedures on the condensed consolidated financial statements referred to above for the three months ending September 30, 2022.

Forward-Looking Statements; Risks and Uncertainties

Cautionary Note Regarding Forward Looking Statements: This Current Report on Form 8-K contains “forward-looking statements,” as that term is defined in U.S. Federal and certain foreign securities regulations, including Aytu’s expectations regarding the anticipated restatement of Aytu’s Affected Financial Statements. Although Aytu’s management believes that its expectations are based on reasonable assumptions, these assumptions are subject to various risks and uncertainties and thus Aytu can give no assurance that its expectations will be attained or that actual developments and results will not materially differ from those express or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (1) the effects of any potential inquiry by the United States Securities and Exchange Commission (“SEC”) with respect to the proposed restatements or Aytu’s accounting practices; (2) the timing of Aytu’s restatement of its previously issued financial statements and the filing of Aytu’s Second Quarter Form 10-Q; and (3) the additional risks and uncertainties detailed from time to time in Aytu’s Annual Report on Form 10-K and quarterly reports on Form 10-Q, which include a list of factors that could cause actual operational and financial results to differ from those expected, and in Aytu’s press releases and other filings under the Securities Exchange Act of 1934. This communication should be read in conjunction with all the other information included in our most current Annual Report on Form 10-K, in Quarterly Reports filed on Form 10-Q, and in the other reports and documents it files with the SEC. All documents required to be filed with the SEC are available via on the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aytu BioPharma, Inc.

Date: February 21, 2023	By:	/s/ Mark K. Oki
Mark K. Oki
Chief Financial Officer